UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

Terns Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39926	98-1448275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 East Hillsdale Blvd. Suite 100
Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 525-5535

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TERN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2026, Terns Pharmaceuticals, Inc. (the “Company”) and its subsidiaries entered into an Amendment (the “Amendment”) to its existing Exclusive Option and License Agreement with Hansoh (Shanghai) Healthtech Co., Ltd. and certain of its affiliates (collectively, “Hansoh”), dated July 27, 2020 (the “Option and License Agreement”). Under the Option and License Agreement, Hansoh had previously obtained from the Company an exclusive, sub-licensable and royalty-bearing license under certain patent and other intellectual property rights owned or controlled by the Company to research, develop, manufacture, use, distribute, sell and otherwise exploit therapeutic products containing TERN-701 in the field of oncology in mainland China, Taiwan, Hong Kong and Macau (the “Hansoh Territory”).

Under the Amendment, Hansoh granted the Company an exclusive, royalty-bearing, sublicensable, perpetual, and worldwide (excluding the Hansoh Territory) license, under certain patents and patent applications that were invented by Hansoh and its affiliate Shanghai Hansoh Biomedical Co., Ltd. during its activities under the Option and License Agreement (the “Exclusively Licensed Hansoh Patents”), to research, develop, manufacture, use, distribute, sell and otherwise exploit therapeutic products containing TERN-701 as the sole active ingredient (“701 Products”). This exclusive, sub-licensable and royalty-bearing license replaces a non-exclusive, non-sublicensable (without Hansoh’s consent), royalty-free, fully paid license to the Exclusively Licensed Hansoh Patents that Hansoh had previously granted to CaspianTern, LLC, a subsidiary of the Company, under the Option and License Agreement. Under the terms of the Amendment, the Company is obligated to pay Hansoh a one-time upfront license fee of $1.0 million and tiered royalties ranging from 0.75% to 1.25% on annual net sales of 701 Products in countries in the Company’s territory to the extent the sale of 701 Products is covered by a valid claim of an Exclusively Licensed Hansoh Patent, subject to specified reductions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended Marrch 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERNS PHARMACEUTICALS, INC.

Date: January 22, 2026	By:	/s/ Caryn McDowell
Caryn McDowell
Chief Legal Officer and Corporate Secretary